SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   6-23-99



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware                1-9102        7-0100596
(State or other jurisdiction   (Commission   (IRS Employer
 of Incorporation)             File Number) Identification No.)



  245 South Los Robles Ave., Pasadena, California     91101
      (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code:
                         (626) 683-4000


Item 4.   Changes in Registrant's Certifying Accountant

(a)  Previous independent accountants

     (i) Effective June 23, 1999, the Registrant replaced Arthur Andersen LLP ("AA") as its independent accountants.

     (ii) The reports of AA on the Registrant's financial statements for fiscal years 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     (iii)The decision to replace AA was recommended by the Registrant's Audit Committee and approved by its Board of Directors.

     (iv) During fiscal years 1998 and 1997 and the subsequent interim periods, there were no disagreements (as such term is defined in instruction 4 to Item 304 of Securities and Exchange Commission Regulation S-K) with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     (v) During fiscal years 1998 and 1997 there were no reportable events (as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K).

     (vi) Attached hereto is a copy of a letter from AA to the Securities and Exchange Commission indicating that it agrees with the statements made in this report.

(b)  New independent accountants.

     (i) Effective June 23, 1999, the Board of Directors of Registrant has engaged Deloitte & Touche LLP as the principal accountants to audit the Registrant's financial statements for the fiscal year ending November 30, 1999. No other event requiring disclosure under Item 304(a)(2) of Securities and Exchange Commission Regulation S-K has occurred.

Item 7.   Exhibits

Exhibit No.                        Description
       16 Letter from Arthur Andersen LLP to Securities and Exchange Commission





                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Registrant:
                             Ameron International Corporation
June 28, 1999                By:  ________________________________
                                  Gary Wagner

                                  Its: Senior Vice President & Chief Financial
                                       Officer